SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2005

YELLOW ROADWAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas		66211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2005, the Compensation Committee of Yellow Roadway Corporation (the “Company”) amended the Yellow Roadway 2004 Long-Term Incentive Plan (the “Plan”). The amendments to the Plan now provide for the utilization of a 30-day average stock price immediately prior to the grant date rather than the three-year average over the three-year performance period previously included and to clarify the eligibility provisions of the Plan. The amended Plan is attached hereto as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 21, 2005, the Board of Directors of the Company approved an amendment to the Yellow Roadway Corporation Bylaws (the “Bylaws”). The amendment now provides that the Company’s annual meeting be held each year on a date determined by the Board of Directors rather than a date in April. The amended Bylaws are attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

3.1	Yellow Roadway Corporation Bylaws.

10.1	Yellow Roadway Corporation 2004 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YELLOW ROADWAY CORPORATION
(Registrant)

Date: April 25, 2005	By:	/s/ Daniel J. Churay
Daniel J. Churay
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Yellow Roadway Corporation Bylaws.

10.1	Yellow Roadway Corporation 2004 Long-Term Incentive Plan.